                                                                  EXHIBIT (b)(5)

                     THIRD AMENDMENT TO FIRST AMENDED AND
                      RESTATED LOAN AGREEMENT AND SECOND
                        AMENDMENT TO FIRST AMENDED AND
                           RESTATED PROMISSORY NOTE

                     ------------------------------------



     THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT AND SECOND AMENDMENT TO FIRST AMENDED AND RESTATED PROMISSORY NOTE (this "Agreement") is made and entered into as of the 1st day of June, 1996, by and
 ---------
between EASTGROUP PROPERTIES, a Maryland real estate investment trust (the "Borrower"), and DEPOSIT GUARANTY NATIONAL BANK, a national banking association
 --------
(the "Lender").
      ------

     WHEREAS, pursuant to that certain First Amended and Restated Loan Agreement, dated as of June 29, 1994, as amended as of October 31, 1994, and July 12, 1995 (as amended, modified and supplemented from time to time, the "Loan Agreement"), between the Borrower and the Lender, the Lender agreed to
 --------------
loan to the Borrower an amount up to Forty-Five Million and No/100 Dollars ($45,000,000.00) (as amended, extended and decreased from time to time, the "Loan");
 ----

     WHEREAS, the Loan is evidenced by that certain First Amended and Restated Promissory Note, dated as of June 29, 1994, as amended as of July 12, 1995, made by the Borrower to the order of the Lender in the principal amount of Forty-Five Million and No/100 Dollars ($45,000,000.00) (as amended, extended and decreased from time to time, the "Note");
                        ----

     WHEREAS, the Borrower has requested, and the Lender has agreed, (a) to reduce the Commitment, (b) to amend the Loan Documents to provide provisions permitting the Borrower to elect to apply Eurodollar Rates to the outstanding principal under the Note, (c) to extend the Termination Date, and (d) to make certain other amendments to the Note and the Loan Agreement; and

     WHEREAS, the Borrower and the Lender desire to evidence their agreement in writing and to make all necessary amendments to the Loan Agreement and the Note in connection with the foregoing;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

     1. All capitalized terms used and not otherwise defined herein (including, without limitation, in the language amendatory to the Loan Agreement and the Note contained herein) shall have the respective meanings given such terms in the Loan Agreement and the Note, as applicable.

     2. The Loan Agreement is hereby amended by adding the following definitions in alphabetical order to Section 1 of the Loan Agreement:

          "Advance Maturity Date" means, with respect to each Advance made from
           ---------------------
     and after June 1, 1996, the day which is twenty-four (24) calendar months from the date such Advance is made by the Lender to the Borrower; provided,
                                                                       --------
     however, that, (a) whenever such date would occur on a day other than a
     -------
     Business Day, such date shall be extended to occur on the next succeeding Business Day; provided, however, if such extension would cause such date to
                   --------  -------
     occur in the next following calendar month, such

     Advance Maturity Date shall occur on the next preceding Business Day; and
     (b) whenever such date would occur on a date for which there is no numerically corresponding day in the relevant calendar month, such Advance Maturity Date shall occur on the next preceding Business Day.

          "Eurodollar Rate" means an interest rate per annum equal to the sum of
           ---------------
     (i) (a) from and after July 12, 1995, through and including May 31, 1996, 2.00, and (b) from and after June 1, 1996, 1.85, plus (ii) a rate per annum
                                                      ----
     determined pursuant to the following:

                             London Interbank Rate
                   ----------------------------------------
                   100% minus Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means the reserve requirement
           -----------------------------
     including any supplemental and emergency reserves (expressed as a percentage) applicable to member banks of the Federal Reserve System in respect of "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or such substituted or amended reserve requirement as made hereafter applicable to member banks of the Federal Reserve System.

          "Interest Period" shall mean, with respect to the London Interbank
           ---------------
     Rate, a period of either thirty (30) or ninety (90) days, as selected by the Borrower.

          "London Interbank Rate" means, with respect to any Interest Period,
           ---------------------
     the rate of interest per annum published in The Wall Street Journal on the
                                                 -----------------------
     Business Day prior to the effective date of the applicable Eurodollar Rate as the "London Interbank Offered Rate (LIBOR)" for a period equal to the applicable Interest Period. If publication of such rate shall be suspended or terminated, London Interbank Rate shall mean, with respect to any Interest Period, the rate of interest per annum determined by the Lender on the Business Day prior to the effective date of the applicable Eurodollar Rate to be the rate for the offering to the Lender in the London Interbank Market of United States dollars for deposit in immediately available funds for the applicable Interest Period and for an amount similar to the outstanding principal balance under the Note.

     3. The Loan Agreement is hereby further amended by deleting in its entirety the definition "Advance Request Form" appearing in Section 1.01 of the
                         --------------------
Loan Agreement and by substituting in place and instead thereof the following:

          "Advance Request Form" means a certificate in substantially the form
           --------------------
     of Exhibit A attached hereto, properly completed and signed by the
        ---------
     Borrower, requesting an Advance and/or selection of a Eurodollar Rate as the applicable Interest Rate.

     4. The Loan Agreement is hereby further amended by deleting in its entirety the definition "Commitment" appearing in Section 1.01 of the Loan
                         ----------
Agreement and by substituting in place and instead thereof the following:

          "Commitment" means the obligation of the Lender to make Advances
           ----------
     hereunder (a) from and after the date hereof through and including July 11, 1995, in an aggregate principal amount up to but not exceeding Forty-Five Million and No/100 Dollars ($45,000,000.00); (b) from and after July 12, 1995, through and including August 31, 1995, in an aggregate principal amount up to but not exceeding Twenty-Seven Million and No/100 Dollars ($27,000,000.00), and (c) from and after September 1, 1995, through and until the Termination Date, in an aggregate principal amount up to but not exceeding Fifteen Million and No/100 Dollars

     ($15,000,000.00).

     5. The Loan Agreement is hereby further amended by deleting in its entirety the definition "Default Rate" appearing in Section 1.01 of the Loan
                         ------------
Agreement and by substituting in place and instead thereof the following:

          "Default Rate" means the sum of the Prime Rate plus three (3)
           ------------
     percentage points.

     6. The Loan Agreement is hereby further amended by deleting the definition "Interest Rate" appearing in Section 1.01 of the Loan Agreement and
            -------------
by substituting in place and instead thereof the following:

          "Interest Rate" means the Prime Rate or the applicable Eurodollar
           -------------
     Rate, as applicable.

     7. The Loan Agreement is hereby further amended by deleting in its entirety the definition "Termination Date" appearing in Section 1.01 of the Loan Agreement and by substituting in place and instead thereof the following:

          "Termination Date" means April 30, 1999, or such earlier date on which
           ----------------
     the Commitment terminates as provided in this Agreement.

     8. The Loan Agreement is hereby further amended by deleting in its entirety Section 2.01 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 2.01.  Advances.  Subject to the terms and conditions of this
                         --------
     Agreement, the Lender agrees to make one or more Advances to the Borrower from time to time from the date hereof to and excluding the Termination Date in an aggregate amount at any time outstanding not to exceed the lesser of (a) the Borrowing Base or (b) the Commitment. Subject to the foregoing limitations and the other terms and provisions of this Agreement, the Borrower may borrow, repay and reborrow hereunder; provided, however,
                                                            --------  -------
     in no event shall the Borrower at any time reduce and repay the aggregate outstanding principal balance of all Advances hereunder to an amount less than One Thousand and No/100 Dollars ($1,000.00).

     9. The Loan Agreement is hereby further amended by deleting in its entirety Section 2.03 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 2.03.  Interest.  Subject to Section 2.05 and the terms and
                         --------
     conditions of this Agreement, the unpaid principal amount of all of the Advances shall bear interest from day to day at an annual rate of interest equal to the Interest Rate, the selection of the applicable Interest Rate to be at the Borrower's sole option, subject to the requirement that the Note shall not bear interest at more than one Interest Rate at any time. The Prime Rate shall be determined and shall take effect on the date selected by the Borrower and shall be adjusted from day to day thereafter without notice to the Borrower. The Eurodollar Rate shall be determined and take effect on the date and for the Interest Period selected by the Borrower and there shall be no adjustment or modification of such Interest Rate during the applicable Interest Period. In the event of the failure of the Borrower to select an Interest Rate at the end of any applicable Interest Period, the Borrower shall be deemed to have designated the Eurodollar Rate for the same Interest Period as the then expiring Interest Period as the applicable Interest Rate. In the event that any amount shall be outstanding under the Note or any of the other Loan Documents and the Borrower has not selected an Interest Rate applicable thereto, such amount shall bear interest at the Prime Rate.

          Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

          All accrued and unpaid interest on the Advances shall be due and payable to the Lender in arrears commencing on July 5, 1994, and continuing on each Monthly Payment Date thereafter, on the Termination Date and at any other maturity of the Note, however such maturity shall occur.

     10. The Loan Agreement is hereby further amended by deleting in its entirety Section 2.04 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 2.04.  Principal, Etc.  The Borrower shall pay to the Lender
                         ---------------
     the unpaid principal amount of all Advances made from and after the date hereof and through and including May 31, 1996, together with all accrued and unpaid interest on such Advances on the Termination Date.

          The Borrower shall pay to the Lender the unpaid principal amount of all Advances made from and after June 1, 1996, together with all accrued and unpaid interest on such Advances, on the earlier of (a) the Termination Date, or (b) the Advance Maturity Date applicable to such Advance.

          The Borrower shall pay to the Lender the outstanding principal balance of all of the Advances, together with all accrued and unpaid interest on the Advances and all other sums due and payable hereunder or under any of the other Loan Documents, on the Termination Date.

     11. The Loan Agreement is hereby further amended by deleting in its entirety the first sentence of Section 2.05 of the Loan Agreement and by substituting in place and instead thereof the following:

     From and after the occurrence of an Event of Default, overdue payments of principal under the Note and (to the extent permitted by law) interest and other amounts due thereunder, hereunder or under any of the other Loan Documents shall bear interest, from the date the same become due and payable and in lieu of the applicable Interest Rate, at the Default Rate, which interest shall continue to accrue until the obligations of the Borrower in respect to the payment thereof shall have been discharged (whether before or after judgement).

     12. The Loan Agreement is hereby further amended by deleting in its entirety Section 2.06 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 2.06 [Intentionally deleted.]

     13. The Loan Agreement is hereby further amended by deleting in their entirety the heading for Section 2.07 and paragraphs (a), (b) and (c) of Section
2.07 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 2.07 Requests for Advances and Selection of Eurodollar Rate.
                       ------------------------------------------------------

          (a) The Borrower shall give the Lender notice by means of an Advance Request Form of each requested Advance or selection of a Eurodollar Rate as the applicable Interest Rate by not later than 11:00 a.m. (Jackson, Mississippi time) on the third Business Day preceding the requested date of the Advance or selection specifying: (i) the requested date of such Advance or selection (which shall be a Business Day), (ii) with respect to Advances, the amount of such Advance, and (iii) with respect to the selection of a Eurodollar Rate as the applicable Interest Rate, the Interest Period applicable to such new Eurodollar Loan. If, at the end of any applicable Interest Period, the Borrower fails to select a new Interest Rate and if applicable, Interest Period, the Borrower shall be deemed to have designated the Eurodollar Rate for the same Interest Period as the then expiring Interest Period as the applicable Interest Rate. In the event that any amount is outstanding under the Note or any of the other Loan Documents and the Borrower has not selected an Interest Rate applicable thereto, such amount shall bear interest at the Prime Rate.

          (b) The Lender at its option may accept telephonic requests for Advances or selections of a Eurodollar Rate, provided that such acceptance shall not constitute a waiver of the Lender's right to require delivery of an Advance Request Form in connection with subsequent Advances or selections. Any telephonic request for an Advance or selection of a Eurodollar Rate by the Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Lender.

          (c) All requests by the Borrower for an Advance or selection of a Eurodollar Rate under this Section shall be irrevocable and notice under this Section which is received by the Lender after 11:00 a.m. (Jackson, Mississippi time) shall be deemed to have been received on the next Business Day.

     14. The Loan Agreement is hereby further amended by deleting in its entirety Section 2.09 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 2.09  [Intentionally deleted.]

     15. The Loan Agreement is hereby further amended by deleting in its entirety Section 3.01 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 3.01.  Facility Fees and Unused Line Fees. Commencing on the
                         ----------------------------------
     date hereof and continuing on the first Business Day of each July thereafter, until the repayment in full of all amounts due and owing hereunder and under the Note, the Borrower shall pay to the Lender, in advance, a facility fee at the following rates: (a) from and after the date hereof and through and including May 31, 1996, three-eighths percent (3/8%) of the total Commitment in effect for the next calendar year, as such Commitment is to be reduced as provided in the definition thereof, and (b) from and after June 1, 1996, one-quarter of one percent (1/4%) of the total Commitment in effect for the next calendar year, as such Commitment may be reduced from time to time as provided in the definition thereof (the facility fees referred to in this sentence being hereinafter collectively referred to as the "Facility Fees").
                         -------------

          Commencing on October 1, 1995, and continuing on the first Business

     Day of each calendar quarter thereafter until the repayment in full of all amounts due and owing hereunder and under the Note and on the Termination Date, the Borrower shall pay to the Lender quarterly, in arrears, an unused line fee on the amount, if any, by which the aggregate daily outstanding principal balance of the Advances is less than one hundred percent (100%) of the daily amount of the Commitment in effect from time to time at the rate of (a) from and after the date hereof, through and including May 31, 1996, one-quarter of one percent (1/4%) per annum, and (b) from and after June 1, 1996, one-eighth of one percent (1/8%) per annum (the unused line fees referred to in this sentence being hereinafter collectively referred to as the "Unused Line Fees").
                ----------------

          All such calculations shall be based on a 360-day year and the actual number of days elapsed to but not including the payment date.

     16. The Loan Agreement is hereby further amended by deleting in their entirety Sections 7.02(a), (b) and (c) of the Loan Agreement and by substituting in place and instead thereof the following:

          (a)  Annual Financial Statements.  As soon as available, and in any
               ---------------------------
     event within ninety (90) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1994, a copy of the annual audit report of the Borrower and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets, statements of income, statements of retained earnings and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Lender, to the effect that such report has been prepared in accordance with GAAP.

          (b)  Quarterly Financial Statements.  As soon as available, and in any
               ------------------------------
     event within forth-five (45) days after the end of each March, June and September, a copy of an unaudited financial report of the Borrower and its Subsidiaries as of the end of such quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income, statements of retained earnings and statements of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

          (c)  Quarterly Operating Statements.  As soon as available, and in any
               ------------------------------
     event within forty-five (45) days after the end of each March, June and September and within ninety (90) days after the end of each December, operating statements for such calendar quarter for each of the Properties, which such operating statement shall correctly and accurately reflect the operations of each of the Properties, shall set forth separately statements of cash flows for each of the Properties, shall set forth separately the property included in, the liabilities relating to and the results of operation of, such Property, and shall be certified as accurate by the chief financial officer of the Borrower or the respective

     Property Subsidiary, as applicable.

     17. The Loan Agreement is hereby further amended by adding the following to the Loan Agreement as Section 7.02(n) of the Loan Agreement.

          (n)  Certificate of No Default. Concurrently with the delivery of the
               -------------------------
     annual financial statements referred to in Section 7.02(a) and the quarterly financial statements referred to Section 7.02(b), a Certificate of the chief financial officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default or Event of Default has occurred or is continuing, or if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Sections 7.18, 7.19,
     7.20 and 7.22, such certificate to be substantially in the form of Exhibit
                                                                        -------
     K attached hereto and otherwise in form and substance satisfactory to the
     -
     Lender.

     18. The Loan Agreement is hereby further amended by deleting in its entirety Section 7.18 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 7.18.  Tangible Net Worth.  From and after the date hereof and
                         ------------------
     through and until the completion of the merger of Copley Properties, Inc. with and into the Borrower, the Borrower will at all times maintain a Tangible Net Worth in an amount not less than Seventy-Five Million and No/100 Dollars ($75,000,000). From and after the merger of Copley Properties, Inc. with and into the Borrower, the Borrower will at all times maintain a Tangible Net Worth in an amount not less than One Hundred Thirty-Five Million and No/100 ($135,000,000).

     19. The Loan Agreement is hereby further amended by deleting in their entirety Sections 8.01 through 8.04 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 8.01  Debt.  The Borrower will not incur, create, assume or
                        ----
     permit to exist, nor will the Borrower permit any of the Property Subsidiaries or any of the General Partners to incur, create, assume or permit to exist, any Debt, except:

                 (a)  The Obligations;

                 (b)  Existing Debt described on Schedule 3 attached hereto or
                                                 ----------
          in the financial statements described in Section 6.06;

                 (c)  Other Debt of the types described in clauses (c), (d) and
          (h) of the definition thereof;

                 (d) Other Debt for which the holder or creditor thereof has recourse against the Borrower, any of the Property Subsidiaries and/or any of the General Partners not exceeding Five Million and/No/100 Dollars ($5,000,000.00) in the aggregate outstanding at any time;

                 (e) Other Debt assumed by the Borrower as a result of the merger of Copley Properties, Inc. and LNH REIT, Inc. with and into the Borrower and listed on Schedule 3 attached hereto;
                                 ----------

                 (f) Other Debt having a maturity date of five (5) years or longer and for which the holder or creditor thereof does not have recourse against the Borrower, any of the Property Subsidiaries or any of the General Partners; and

                 (g) In the event that the Borrower must borrow money in order to make the principal and interest payment to the Lender required by the second sentence of Section 2.04, other Debt, so long as all of the proceeds of such Debt are applied solely to make such principal and interest payment, and for no other purpose.

          Section 8.02  Limitation on Liens.  The Borrower will not incur,
                        -------------------
create, assume or permit to exist, nor will the Borrower permit any of the Property Subsidiaries or any of the General Partners to incur, create, assume or permit to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                 (a)  Existing Liens disclosed on Schedule 5 hereto or disclosed
                                                  ----------
          in the financial statements described in Section 6.06, including, without limitation, the liens disclosed on Schedule 5 attached hereto
                                                     ----------
          and encumbering only properties previously owned by Copley Properties, Inc. or LNH REIT, Inc. and assumed by the Borrower as a result of the merger of Copley Properties, Inc. and LNH REIT, Inc. with and into the Borrower;

                 (b) Permitted Exceptions (as defined in the Deeds of Trust, the Deed to Secure Debt and the mortgages and deeds of trust granted pursuant to Section 5.02(h);

                 (c)  Liens in favor of the Lender;

                 (d) Liens for taxes, assessments or other governmental charges which are not delinquent or which are being diligently contested in good faith and for which adequate reserves have been established in accordance with GAAP;

                 (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

                 (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids or contracts (other than for payment of Debt) in the ordinary course of business; and

                 (g) Liens created to secure Debt permitted by Section 8.01 provided such Liens do not encumber any of the Collateral or impair or affect the Liens in the Collateral or the priority thereof required or represented by this Agreement.

          Section 8.03  Mergers, Acquisitions and Dissolutions.  The
                        --------------------------------------

     Borrower will not, nor will the Borrower permit any of the General Partners or any of the Property Subsidiaries to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the assets of any Person (except in the ordinary course of the Borrower's business) or any shares or other evidence of beneficial ownership of any Person (except as permitted by Section 8.04), or dissolve or liquidate; provided, however, that the Borrower may merge Copley
                   --------  -------
     Properties, Inc. and LNH REIT, Inc. into and with the Borrower so long as the Borrower continues its existence and the Borrower is the entity surviving such mergers; and provided further, however, that one or more
                                 -------- -------  -------
     entities may merge with and into the Borrower so long as the Borrower continues its existence and is the entity surviving such merger and following such merger the Borrower will be in compliance with all of the terms and provisions of this Agreement.

          Section 8.04  Loans and Investments.  The Borrower will not make, nor
                        ---------------------
     will the Borrower permit any of the General Partners or any of the Property Subsidiaries to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own, or permit any General Partner or any Property Subsidiary to purchase or own, any stock, bonds, notes, debentures or other securities of any Person, except:

                 (a) Investments in Subsidiaries of the Borrower, which Subsidiaries are owned one hundred percent (100%), directly or indirectly, by the Borrower;

                 (b) Loans by the Borrower to the Property Subsidiaries which are evidenced and secured by the Assigned Agreements;

                 (c)  Loans and investments described on Schedule 6 hereto,
                                                         ----------
          including, without limitation, the investments disclosed on Schedule 6
                                                                      ----------
          attached hereto previously owned by Copley Properties, Inc. and acquired by the Borrower as a result of the merger of Copley Properties, Inc. with and into the Borrower, without any increase in the principal amount of any of such loans or further investment in any of such investments after the date hereof;

                 (d) Readily marketable direct obligations of the United States of America;

                 (e) Fully insured certificates of deposit, with maturities of one year or less from the date of acquisition of any commercial bank operating in the United States having capital and surplus in excess of One Hundred Million and No/100 Dollars ($100,000,000.00);

                 (f) Commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service; and

                 (g) Other loans and investments not exceeding Five Million and No/100 Dollars ($5,000,000.00) in the aggregate at any time outstanding.

     20.  The Loan Agreement is hereby further amended by adding as Exhibit K
                                                                    ---------
attached thereto, the Certificate attached hereto as Exhibit K.
                                                     ---------
     21. The Loan Agreement is hereby further amended by deleting in their entirety Exhibit A and Schedules 3, 5 and 6 attached thereto and by substituting
         ---------     -----------  -     -
in place and instead thereof Exhibit A and Schedules 3, 5 and 6 attached hereto
                             ---------     -----------  -     -
and made a part hereof.

     22. The Borrower has requested, and the Lender has agreed, that notwithstanding anything to the contrary contained in the Loan Agreement, the Borrower may obtain Advances under the Loan Agreement and use the proceeds of such Advances to repay indebtedness assumed by the Borrower as a result of the merger of Copley Properties, Inc. with and into the Borrower which indebtedness is secured by a lien against real properties previously owned by Copley Properties, Inc. and acquired by the Borrower as a result of the merger of Copley Properties, Inc. with and into the Borrower; provided, however, that the
                                                    --------  -------
aggregate amount of all Advances at any one time outstanding shall not exceed the lesser of (a) the Borrowing Base or (b) the Commitment; and provided,
                                                                --------
however, that the Borrower is not required to grant to the Lender a lien against
-------
the real properties encumbered by the indebtedness being repaid with such advances.

     23. The Note is hereby amended by deleting subsection 1 of the Note in its entirety and by substituting in place and instead thereof the following:

          1. Subject to subsection 2 below, such interest shall be computed, shall accrue and shall be due and payable as provided in the Loan Agreement.

     24. Notwithstanding anything to the contrary contained herein, the Lender and the Borrower hereby acknowledge and agree that the obligation of the Lender under this Agreement is conditioned upon the Lender receiving and approving one or more participation agreements pursuant to which such Participants agree to advance at least Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000) of the principal of the Note.

     25. This Agreement amends, replaces and supersedes in their entirety that certain First Amendment to First Amended and Restated Loan Agreement, dated as of October 31, 1994, between the Borrower and the Lender and that certain Second Amendment to First Amended and Restated Loan Agreement and First Amendment to First Amended and Restated Promissory Note, dated as of July 12, 1995, between the Borrower and the Lender (collectively, the "Prior Agreements"), and from and
                                                ----------------
after the date hereof this Agreement shall be in full force and effect in place and instead of the Prior Agreements.

     26. The Loan Agreement and the Note, as herein amended, remain in full force and effect in accordance with their respective terms, and the Borrower and the Lender hereby ratify and confirm the same. The Borrower represents and warrants that all of the representations and warranties of the Borrower contained in the Loan Agreement, as herein amended, are true and correct in all material respects on and as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Loan Agreement. The Borrower acknowledges that its fully obligated under the terms of the Loan Agreement and the Note, as herein amended, and that it has no offsets or defenses with respect to its respective obligations thereunder.

     27. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Mississippi.

     IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement as of the day and year set forth above.

                                          - LENDER -
                                            ------

                                          DEPOSIT GUARANTY NATIONAL BANK


                                          By:
                                             ----------------------------
                                             Kenneth E. Farmer,
                                             Its Vice President


                                          - BORROWER -
                                            --------

                                          EASTGROUP PROPERTIES


                                          By:
                                             ----------------------------
                                          David H. Hoster II,
                                          Its President

                                          By:
                                             ----------------------------

                                             Title:
                                                   ----------------------